BY-LAWS

                                   of

                         WEST PENN POWER COMPANY


                               ARTICLE 1.


                            DEFINITIONS, ETC.


  Section 1.1. For all purposes of these By-laws, unless the context otherwise requires:

  (a) "Charter" shall mean the Articles of Agreement of Merger and Consolidation forming a corporation by the name of West Penn Power Company, filed February 21, 1916, in the office of the Secretary of the Commonwealth of Pennsylvania, as from time to time amended by all amendments thereto, and all other charter documents of said Corporation.

  (b)   "Board" shall mean the Board of Directors of the Corporation.

  (c) Whenever reference is made to stockholders present at a meeting, the reference shall include every stockholder present in person or by proxy appointed by instrument in writing and subscribed by such stockholder or by his attorney thereunto authorized; and, whenever reference is made to action by any stockholder at or in connection with any meeting, the reference shall include action in person or by such proxy. No instrument appointing a proxy that is dated more than 2 months prior to the meeting at which it is offered shall confer the right to vote thereat.

  (d) "Share Register" shall mean a book or list giving the names of all stockholders of the Corporation in alphabetical order and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

  (e) All references to Articles and Sections are to Articles and Sections of these By-laws; and the words "herein," "hereof," "hereby" and "hereunder" and other equivalent words, refer to these By-laws and not to any particular Article, Section or subdivision.

  Section 1.2. Except as otherwise expressly provided in the Charter, any action which might be taken at a meeting of stockholders, the Board, or any committee, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all persons who would be entitled to vote at a meeting held for such purpose and is filed with the Secretary of the Corporation.




                                   ARTICLE 2.


                           MEETINGS OF STOCKHOLDERS.


  Section 2.1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the third Wednesday in April in each year, but if that be a legal holiday, then at the same hour on the next succeeding day not a holiday.

  Every director shall, subject to the provisions of Sections 3.9 and 3.10, hold office until his successor has been elected and qualified.

  Section 2.2. Special Meetings. A special meeting of stockholders may be called at any time by the Chairman of the Board, if there be one, or by the President or by a majority of the directors, and shall be called at the written request, stating the purpose of the meeting, of stockholders holding of record at least a majority in number of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.

  Section 2.3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without Pennsylvania, as may be fixed by the Board.

  Section 2.4. Notice of Meetings. Written notice of every meeting of the stockholders shall be given by, or at the direction of, the person authorized to call the meeting, to each stockholder of record entitled to vote at the meeting, at least ten days prior to the day named for the meeting, unless a greater period of notice is required by the Pennsylvania Business Corporation Law in a particular case. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

  Section 2.5. Quorum. Unless otherwise provided in the Charter, at each meeting of stockholders the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in the Pennsylvania Business Corporation Law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this section or in the articles, shall nevertheless constitute a quorum for the purpose of electing directors.

  Section 2.6. Organization. At each meeting of stockholders, the Chairman of the Board, or, in his absence, the President, or, in his absence, a Vice President designated by the Chairman of the Board, or, in the absence of such designation, a chairman chosen by the stockholders present and entitled to cast a majority of the votes thereat, shall preside. The Secretary of the Corporation or, in his absence, an Assistant Secretary, or, if none is present, some other person designated by the chairman of the meeting, shall act as Secretary of the meeting.

  Section 2.7. Voting. Except as otherwise provided in the Pennsylvania Business Corporation Law or in the Charter, at any meeting of stockholders every stockholder present shall be entitled to 1 vote for each share of stock entitled to vote thereat standing in his name on the books of the Corporation;

  (a)   at the record time fixed as provided in Section 8.3, or

  (b) if no such record time shall have been fixed, at the time of such meeting.

  Before each meeting of stockholders, the Secretary shall cause to be prepared a complete list of the holders of each class of stock entitled to vote thereat, arranged in alphabetical order with their respective addresses as they appear on the Share Register and the respective numbers of voting shares held by them.

  In each election for directors, every stockholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his shares are a part, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

  Voting need not be by ballot except upon demand made by a stockholder at the meeting before the voting begins.

  Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly.

  Except as otherwise provided by statute, or by the Charter, or by this Section or Section 3.10, all matters which shall properly come before any meeting of stockholders shall be decided by the affirmative vote of stockholders present and entitled to cast a majority of the votes thereat, a quorum being present. A stock vote upon any question shall be taken upon a demand therefor by any stockholder present and entitled to vote.

  In advance of any meeting of stockholders, the Board may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

  Every election of directors shall be conducted by ballot by the Judges and, after the election, they shall file with the secretary of the meeting a certificate of the results thereof. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot and shall certify the result thereof.


                               ARTICLE 3.

                           BOARD OF DIRECTORS.


  Section 3.1. General Powers. The business and property of the Corporation, except as otherwise expressly provided by law or by the Charter, shall be managed by the Board.

  Section 3.2. Number, Election and Term of Office. A Board of Directors shall be elected at the annual meeting of stockholders, and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his death, resignation, disqualification or removal. The number of directors shall be not more than fifteen, but, except as otherwise provided by the Charter provisions relating to the Corporation's Preferred Stock, the number of directors may from time to time be increased to any number not exceeding fifteen, or may be decreased to not less than three, by the affirmative vote of a majority of the whole Board without a vote of the stockholders.

  Section 3.3. Meetings. The Board shall hold its first regular meeting, as soon as practicable after the meeting of the stockholders at which such Board shall have been elected, for the purpose of organization and the election of officers, and for the transaction of such other business as may be required by law or by these By-laws or designated by the Board. In case such meeting is not held within 30 days after such meeting of stockholders, it may be called by any director by giving notice in the manner set forth in Section 3.5.

  The Board by resolution may provide for other regular meetings and may fix the time and place of such meetings.

  Special meetings shall be held whenever called by the Chairman of the Board or by the President or by a majority of the directors.

  Section 3.4. Place of Meeting. Meetings of the Board may be held at such place within Pennsylvania, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

  Section 3.5. Notice of Meetings. Except as provided in Section 3.3, notice need not be given of the first regular meeting of the Board.
Notice need not be given of any other regular meeting of the Board if the time and place of such meeting are specified in a resolution of the Board prior to the meeting and if notice of the adoption of such resolution is given, in the manner herein provided for giving notice of meetings, to each director who was absent from the meeting at which the resolution was adopted. Notice need not be given of any adjourned meeting other than by announcement at the meeting at which the adjournment is taken. Except as otherwise required by law, notice of each other meeting of the Board shall be given to each director in writing at least 2 days, or given personally or by telephone at least 24 hours, before the time for the meeting.
Notice of a meeting of the Board need not state the purpose thereof, except as otherwise expressly provided by statute or by Section 11.1.

  Section 3.6. Quorum and Manner of Acting. Except as otherwise provided in Section 3.l0, at each meeting of the Board one-third of the total number of directors, but no less than two directors, shall constitute a quorum for the transaction of business, and except as otherwise provided by statute or in the Charter or in Section 3.l0, 4.l, 4.5, 4.6, 5.3, or ll.l, the acts of a majority of the directors present and voting at any such meeting at which a quorum is present shall be the acts of the Board. Whether or not there is a quorum at a meeting, a majority of the directors who are present may adjourn the meeting from time to time to a day certain. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by the whole Board and evidenced by one or more written consents describing the action taken, signed by all directors on the Board, and filed with the minutes or corporate records of Board proceedings.

  Members of the Board may participate in a regular or special meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting.

  Section 3.7. Organization. At each meeting of the Board, the Chairman of the Board, if there be one, or, in his absence, the President, or, in his absence, a chairman (who shall be a Vice President, if any is present) chosen by a majority of the directors present, shall preside. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, if none is present, some other person designated by the chairman of the meeting, shall act as secretary of the meeting.

  Section 3.8. Resignations. Any director may resign at any time by given written notice to the Chairman of the Board or to the Secretary of the Corporation or to the Board. A resignation shall take effect at the time it specifies and, unless it otherwise specifies, acceptance shall not be necessary to make it effective.

  Section 3.9. Removal of Directors. Except as otherwise provided by law or in the Charter provisions relating to the Corporation's Preferred Stock, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority in number of the issued and outstanding shares of stock of the Corporation having voting power for the election of directors, at a special meeting of the stockholders called for that purpose.

  Section 3.10. Vacancies. Except as otherwise provided by the Charter provisions relating to the Corporation's Preferred Stock, any vacancy in the Board arising at any time from any cause, including the failure of the stockholders to elect a full Board or an increase in the number of directors, may be filled by the vote of a majority of the directors remaining in office, whether or not they constitute a quorum, or any such vacancy may be filled by the stockholders entitled to vote upon an election of directors at the next annual meeting held, or at the meeting of stockholders at which such vacancy was created, or at a meeting of stockholders called for the purpose of filling such vacancy. The directors so appointed or elected shall, subject to Sections 3.8 and 3.9 and the Charter provisions relating to the Corporation's Preferred Stock, hold office until the next annual election and until their successors have been duly elected and qualified.

  Section 3.11. Remuneration. Directors shall be entitled to receive such remuneration as may be fixed from time to time by resolutions of the Board, in the form of payment of a fixed sum per month or of fees for attendance at meetings of the Board and committees thereof, or both. Directors shall also be entitled to be reimbursed for expenses incurred in attending any meeting or otherwise in connection with their attention to the affairs of the Corporation. Nothing herein shall preclude any director from serving in any other capacity or receiving compensation for such service.


  Section 3.12.  Personal Liability of Directors.

(a) Directors shall not be personally liable for monetary damages as such for any action taken or any failure to take any action, unless:

  (1) the director has breached or failed to perform the duties of his office pursuant to Section 8363 of the Pennsylvania Directors' Liability Act, Act 145 of 1986; and

  (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(b)  The provisions of this section shall not apply to:

  (1) the responsibility or liability of a director pursuant to any criminal statute; or

  (2) the liability of a director for the payment of taxes pursuant to local, State or Federal law.


                                   ARTICLE 4.


                        EXECUTIVE AND OTHER COMMITTEES.


  Section 4.1. General Powers and Membership. The Board, by resolution adopted by a majority of the whole Board, may elect from its members, an
Executive Committee and one or more other committees, each consisting of not less than 3 and not more than 7 members. Unless otherwise expressly provided by statute or by the Charter or by resolution of the Board, the Executive Committee shall have all the powers of the Board (except the power to appoint or remove a member of the Executive Committee or other committee, the power to fill vacancies in the Board, the power to remove an officer appointed by the Board and the power to amend or repleal these By-laws) when the Board is not in session, and each other committee shall have such powers as the Board shall confer. In so far as the rights of third parties shall not be affected thereby, all action by any committee shall be subject to revision and alteration by the Board.

  Section 4.2. Organization. Unless otherwise provided by resolution of the Board, a chairman chosen by each committee shall preside, and the Secretary of the Corporation shall act as secretary, at all meetings of each committee thereof. In the absence of the Secretary, the chairman of the meeting shall designate an Assistant Secretary, or, if none is present, some other person, to act as secretary of the meeting.

  Section 4.3. Meetings. Each committee may determine the time and place, and the method of calling, its meetings and the conduct of its proceedings.
  Section 4.4. Quorum and Manner of Acting. A majority of the members at any meeting of a committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any such meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee, and the individual members shall have no power as such.

  Any action required or permitted to be taken at a meeting of the members of the Executive or any other committee may be taken without a meeting if the action is taken by the whole committee and is evidenced by one or more written consents describing the action taken, signed by all members of the committee, and filed with the minutes or corporate records of committee proceedings.

  Members of any committee may participate in a regular or special meeting of such committee by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting.

  Section 4.5. Removal. Any member of any committee may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board.

  Section 4.6. Vacancies. Any vacancy in any committee shall be filled in the manner prescribed for the regular election of the members of that committee.


                                   ARTICLE 5.

                                   OFFICERS.


  Section 5.1. Election, Term of Office and Qualifications. The Board shall elect annually from its membership a Chairman of the Board. It shall also elect annually a President, a Comptroller, a Secretary and a Treasurer, and, may elect one or more Vice Presidents (including an Executive Vice President) and any other officers whose appointment shall not be delegated as provided in Section 5.2. Each officer shall, subject to Sections 5.3 and 5.4, hold office until the next annual election and until his successor is chosen and qualified. One person may hold any 2 offices except those of President and Secretary. No person may hold more than 2 offices. No instrument shall be signed by the same individual in more than one capacity. The executive officers of the Corporation shall be Chairman of the Board, the President, the Vice Presidents, the Comptroller, the Secretary and the Treasurer.

  Section 5.2. Other Officers. The Board may authorize any executive officer or committee to appoint such other officers or agents as the Board or the appointing officer or committee may deem advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such powers and perform such duties as are provided herein or as the Board or his appointing officer or committee may from time to time determine. Any such officer, if required by the Board or by his appointing officer or committee, shall give bond for the faithful discharge of his duty in such sum and with such surety as the Board or his appointing officer or committee shall require.

  Section 5.3. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by the officer or committee by whom he shall have been appointed, or by any officer or committee upon whom the power of removal has been conferred by resolution adopted by a majority of the whole Board.

  Section 5.4. Resignation. Any officer may resign at any time by giving written notice to Chairman of the Board or to the Secretary or to the Board. A resignation shall take effect at the time it specifies and, unless it otherwise specifies, its acceptance shall not be necessary to make it effective.

  Section 5.5. Vacancies. A vacancy in any office may be filled in the manner prescribed for regular election or appointment to that office.

  Section 5.6. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation and over its officers, subject, however, to the control of the Board. He may execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board; and, in general, shall have all powers and duties incident to the office and such others as from time to time may be given him by the Board or by any committee thereunto authorized.

  He shall, unless otherwise directed by the Board or by any committee thereunto authorized, attend in person or by substitute or proxy appointed by him, and act and vote in behalf of the Corporation, at all meetings of the stockholders of any corporation in which the Corporation holds stock.

  Section 5.7. President and Vice Presidents. At the request of the Chairman of the Board, or in his absence or disability, the President or any Vice President may perform all the duties of the Chairman of the Board, and, when so acting, shall have all the powers of the Chairman of the Board. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board; may, unless otherwise directed by the Board or any committee thereunto authorized, attend in person or by substitute or proxy appointed by him, and act and vote in behalf of the Corporation, at all meetings of the stockholders of any corporation in which the Corporation holds stock; and shall have such other powers and duties as from time to time may be assigned to him by the Chairman of the Board or by the Board or by any committee thereunto authorized.


  Section 5.8. Controller. The Controller shall have general charge, supervision and control of the accounts of the Corporation. He shall supervise and direct the preparation of the construction and operating budgets of the Corporation; shall cause to be maintained internal control procedures adequate to safeguard the assets of the Corporation; shall supervise the preparation of all official reports made to State or other governmental authorities; shall, as and when required, furnish to the Board of Directors, or the Executive Committee thereof, or such executive officer as either may designate, full and complete statements of account showing the financial position of the Corporation; shall measure performance against approved operating plans, and report and interpret results of operations to all levels of management; and shall have such other duties as may be assigned to him by the Board or by any committee hereunto authorized, as may be incident to his office.

  Section 5.9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board in books to be kept for the purpose; see that all notices are duly given in accordance with these By-laws or as required by law; have charge of the seal of the Corporation; and, in general, have all powers and duties incident to the office of Secretary and such others as from time to time may be given him by the Board or the Chairman of the Board or any committee thereunto authorized.

  Section 5.10. Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary may perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be given him by the Chairman of the Board or the Secretary or by the Board or by any committee thereunto authorized.

  Section 5.11. Treasurer. The Treasurer, if required by the Board, shall give a bond for the faithful discharge of his duty, in such sum and with such surety as the Board shall require. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit or cause to be deposited all such funds and securities in the name of the Corporation in such depositaries as shall be selected by the Board, or any committee, officer, or agent authorized by the Board to make such selection; may receive, and give receipt for, moneys paid to the Corporation and, subject to the direction of the Board, or of any committee thereunto authorized, or of the Chairman of the Board, pay out and supervise the disbursement of moneys of the Corporation; and in general, shall have all powers and duties incident to the office of Treasurer and such others as from time to time may be given him by the Chairman of the Board or by the Board or by any committee thereunto authorized.

  Section 5.12. Assistant Treasurers. Each Assistant Treasurer, if required by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety as the Board shall require. In the absence or disability of the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be given him by the Chairman of the Board or Treasurer or by the Board or by any committee thereunto authorized.

  Section 5.13. Salaries. The compensation of each officer shall be fixed from time to time by the Board or the Executive Committee. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE 6.


              INDEMNIFICATION OF DIRECTORS AND OFFICERS.


  Section 6.1. The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

  Section 6.2. The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. However, indemnification under this Section shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses or other amounts paid as such court or body shall deem proper.

  Section 6.3. Without limiting the right of any director, officer or employee of the Corporation to indemnification under any other Section hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1. and 6.2. or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  Section 6.4. Any indemnification under Sections 6.1. and 6.2. (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1. and
6.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to or threatened with such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by the holders of a majority of the shares entitled to vote in the election of directors without reference to default or contingency which would permit the holders of one or more classes of shares to vote for the election of one or more directors.

  Section 6.4.1. Indemnification may be granted for any action taken or for any failure to take any action giving rise to the claim for indemnification, and may be made whether or not the Corporation would have the power to indemnify the person under any other provision except as provided by this Section, and whether or not the indemnified liability arises or arose from any threatened, pending, or completed action by or in the right of the Corporation. However, such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

  Section 6.5. Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit, or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

  Section 6.6. The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of shareholders or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

  Section 6.7. Sections 6.1. through 6.6. of this Article shall also apply to such other agents of the Corporation as are designated for such purpose at any time by the Board of Directors.

  Section 6.8. If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be effected.

  Section 6.9. The provisions of this Article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

                                   ARTICLE 7.


                              CHECKS, DRAFTS, ETC.


  Section 7.1. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without countersignature, by the Chairman of the Board or the President or any Vice President or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Board, or may be made by hand-stamped impression in the name of the Corporation.




                                  ARTICLE 8.

                        SHARES AND THEIR TRANSFER:  BOOKS.


  Section 8.1. Certificates of Stock. The stock of the Corporation shall be represented by certificates signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

  Section 8.2. Transfer of Shares. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record, or by his attorney thereunto duly authorized, upon surrender of the certificates for such shares, but no share shall be transferred until all previous calls thereon shall have been fully paid. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof by the Corporation.

  Section 8.3. Determination of Stockholders of Record. The Board may fix a time, not more than forty days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed, as aforesaid. The Board may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.



  Section 8.4. Lost and Destroyed Certificates. The holder of record of any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact in such manner as the Board may require and give a bond, if required by the Board, in such form and sum and with such surety as the Board shall require, to indemnify the Corporation against any claim that may be made against it on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the one alleged to be lost or destroyed. The Board may delegate authority to administer the provisions of this Section.

  Section 8.5. Regulations. The Board may appoint one or more transfer agents and registrars for stock of the Corporation of any class and may require stock certificates to be countersigned or registered by one or more of such Transfer Agents or Registrars.

  Section 8.6. Books and Records. The Corporation shall keep at its registered office an original or duplicate record of the proceedings of the stockholders and of the directors, and the original or copy of its By-laws, including all amendments or alterations thereto, to date, certified by the Secretary of the Corporation, and shall keep at its registered office, or at the office of a transfer agent or registrar in Pennsylvania an original or a duplicate Share Register. The Corporation shall keep at its principal place of business appropriate, complete and accurate books or records of account.

  Section 8.7. Financial Report to Stockholders. The Board may, but shall not be required to, cause to be sent to the stockholders, within one hundred twenty days after the close of its fiscal year, financial statements which shall include a balance sheet as of the close of such year, together with statements of income and surplus for such year, prepared so as to present fairly its financial condition and the results of its operations. Such financial statements need not be examined by independent certified public accountants.


                                   ARTICLE 9.


                                    NOTICE.


  Section 9.1. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. A waiver of any such notice in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.


                               ARTICLE 10.


                             MISCELLANEOUS.


  Section 10.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

  Section 10.2. Seal. The seal of the Corporation shall be a device containing the name of the Corporation, the year of its organization and the word "Pennsylvania." The corporate seal may be used by causing it, or a facsimile of it, to be impressed or affixed or in any manner reproduced.

  Section 10.3 Section 910 of the Pennsylvania Business Corporation Law, entitled "Right of Shareholders to Receive Payment for Shares Following a Control Transaction", shall not be applicable to the Corporation.

  Section 10.4 Section 911 of the Pennsylvania Business Corporation Law, entitled "Requirements Relating to Certain Business Combinations", shall not be applicable to the Corporation.


                               ARTICLE 11.


                               AMENDMENTS.


  Section 11.1. The authority to alter, amend and repeal these By-laws and to make other by-laws is hereby expressly vested in the Board, subject to the power of the stockholders to change any action taken by the Board pursuant thereto. Exercise of such authority shall be by a majority of the members of the Board at any meeting the notice or waiver of notice of which mentions the proposed action as one of the purposes of such meeting.


Dated:  September 7, 1995